Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-54690) pertaining to the Healthaxis Inc. 2000 Stock Option Plan, (Form S-8 No. 333-83091) the Provident American Corporation Amended And Restated Stock Option Plan For Directors, (File No. 333-33842) the Pre-Effective Amendment No. 1 To Form S-3, (Post-Effective Amendment No. 1 on Form S-8 to Form S-4 No. 333-30256) the Registration Statement pertaining to the Healthaxis.com, Inc. Amended and Restated 1998 Stock Option Plan, and (File No. 333-118766) the Registration Statement on Form S-3 and the related Prospectus for the registration of 4,910,020 shares of its common stock, of our report dated March 24, 2004, with respect to the December 31, 2003 consolidated statement of operations, consolidated statement of changes in stockholders’ equity and consolidated statement of cash flows of Healthaxis, Inc. appearing in the Annual Report (Form 10-K) for the year ended December 31, 2005 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Dallas, Texas
March 28, 2006